UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 5, 2015

ContraFect Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-36577	39-2072586
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

28 Wells Avenue, 3rd Floor, Yonkers, NY 10701

(Address of principal executive offices) (Zip Code)

(914) 207-2300

(Registrant’s telephone number, include area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

ContraFect Corporation (the “Company”) has received approximately $9.6 million in gross proceeds from the exercise of the Company’s Class B Warrants to purchase the Company’s common stock (the “Class B Warrants”). As of November 2, 2015, holders of the Company’s Class B warrants had exercised a total of 4,812,328 Class B Warrants, or 70% of the total amount of Class B Warrants issued, since the date of issuance of such warrants, resulting in the issuance of 2,406,164 shares of the Company’s common stock. The Company now has 27,482,642 shares of its common stock issued and outstanding. The 2,068,005 Class B Warrants that were not exercised prior to their expiration on November 2, 2015 have terminated and are no longer exercisable. The Class B Warrants were part of the units sold in the Company’s initial public offering, each unit consisting of one share of common stock, one Class A warrant to purchase one share of common stock at an exercise price of $4.80 per share and one Class B Warrant to purchase one-half share of common stock at an exercise price of $4.00 per full share. The Company’s Class A warrants expire on February 1, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTRAFECT CORPORATION

Date: November 5, 2015	By:	/s/ Julia P. Gregory
Julia P. Gregory
Chief Executive Officer